Exhibit C-36

                  AMENDMENT AGREEMENT




       This   AMENDMENT   AGREEMENT   (the   "Amendment
Agreement"), made as of October 1, 2001, but effective as of the date of the Reorganization (as defined below) among KLT INVESTMENTS INC., a Missouri corporation
("KLT Investments"),  KANSAS CITY POWER & LIGHT COMPANY
("KCPL"), GREAT PLAINS ENERGY INCORPORATED ("GPE'), and
JOHN HANCOCK LIFE INSURANCE COMPANY (formerly known  as
John Hancock Mutual Life Insurance Company, referred to herein as "HANCOCK").

     Reference is made to those certain agreements  and
certificates described in Exhibit A annexed hereto  and
made  a  part  hereof (collectively,  the  "Documents")
which have been executed by KLT INVESTMENTS and/or KCPL
(as   the   case  may  be)  in  connection   with   KLT
Investments's investment in certain affordable  housing
partnerships    or    limited    liability    companies
(hereinafter referred to as the "Partnership").

     The  Documents (especially each Agreement  between
KCPL and KLT INVESTMENTS, referred to in the Documents and herein as the "Parent Agreement") describe, among other things, KCPL's obligations with respect to KLT
INVESTMENTS.

     KCPL,  the  parent company of KLT INC.  (which  in
turn,   is  the  parent  company  of  KLT  INVESTMENTS)
anticipates   reorganizing  into  a   holding   company
structure  effective on or about October 1,  2001  (the
"Reorganization").

     As part of the above described Reorganization, (a)
KCPL will become a wholly owned subsidiary of GPE;  (b)
KCPL  will dividend its ownership interest in KLT  INC.
to GPE; and (c) consolidated income tax returns will be filed by GPE.

     KLT  INVESTMENTS, GPE and KCPL wish to obtain  the
consent  of  HANCOCK  to  certain  amendments  to   the
Documents, set forth below, in connection with the proposed Reorganization;

     The parties to this Amendment Agreement hereby agree as follows:

     1.   All  references in the Documents  to  "Parent
Company" shall be deemed to refer to GPE.

     2.   All  references in each Parent  Agreement  to
KCPL  shall be deemed to refer to GPE.  By signing this
Amendment  Agreement,  GPE  specifically  assumes   the
duties, obligations and liabilities of KCPL under each Parent Agreement and acknowledges the assignment of the Documents to HANCOCK. KCPL is released and discharged from any and all duties, obligations and liabilities arising from or associated with the Documents.

     3.   All  references in the Documents  to  a  "Tax
Sharing  Agreement  between KCPL and its  subsidiaries"
shall be deemed to refer to that certain Tax Allocation
Agreement  between GPE and certain of its  subsidiaries
dated   as   of  October  1,  2001,  which   shall   be
substantially in the form annexed hereto as Exhibit B, and as may be amended from time to time to comply with, or as a result of, changes in federal or state law.

     4. In the event either (i) a credit rating on GPE senior debt from Standard & Poor's or Moody's Investors
Service at any time becomes less than investment grade, or (ii) GPE ceases to own at least 80% of the issued and outstanding voting equity securities of KCPL, then
HANCOCK shall have the right to cause KLT INVESTMENTS to repurchase all or any part of the Promissory Notes
(identified in Exhibit A). GPE shall promptly provide written notice to HANCOCK upon the occurrence of the event referenced in clause (ii) of the preceding sentence. Hancock shall exercise its right by providing written notice thereof to KLT INVESTMENTS, identifying the Promissory Notes to be repurchased (the
"Repurchased Notes"). If the event giving rise to HANCOCK'S right to cause such repurchase continues, KLT
INVESTMENTS shall, within sixty (60) days of receipt of such notice, tender to HANCOCK an amount in immediately available funds equal to the aggregate of the unpaid principal amount of the Repurchased Notes, plus accrued and unpaid interest thereon to the date of tender (such amount to be calculated in accordance with the information contained in Exhibit A). HANCOCK shall thereupon mark the Repurchased Notes "paid" and deliver them to KLT INVESTMENTS.

     5. HANCOCK hereby consents to the amendments to the Documents as set forth above.

     6.   KLT  INVESTMENTS, KCPL and GPE  represent  to
HANCOCK that this Amendment Agreement has been properly
executed   and  delivered  by  each  of  the   parties'
respective officers.

     7. This Amendment Agreement shall be construed in accordance with the laws of the State of Missouri.

     8.   This  Amendment Agreement may be executed  in
any number of counterparts, each of which when executed
and  delivered  shall  be  an original,  but  all  such
counterparts   shall  constitute  one  and   the   same
instrument.

     EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL OTHER
REPRESENTATIONS,  WARRANTIES,  COVENANTS,   TERMS   AND
CONDITIONS OF THE DOCUMENTS SHALL REMAIN IN FULL  FORCE
AND EFFECT.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment Agreement under seal as of this first day of October, 2001, to be effective as of the date of the Reorganization.


KLT INVESTMENTS INC.


By: /s/ James P. Gilligan
      Name: James P. Gilligan
      Title: President


KANSAS CITY POWER & LIGHT COMPANY


By: /s/ B. J. Beaudoin
      Name: B. J. Beaudoin
      Title: Chairman of the Board, President and CEO


GREAT PLAINS ENERGY INCORPORATED


By: /s/ B. J. Beaudoin
     Name: B. J. Beaudoin
     Title: Chairman of the Board, President and CEO


JOHN HANCOCK LIFE INSURANCE COMPANY


By: /s/ S. Mark Ray
     Name: S. Mark Ray
   Title: Managing Director